Exhibit 99.1

CUMULUS MEDIA INC.

Cumulus Reports Operating Results for Fourth Quarter and Full Year 2013

ATLANTA, GA — February 18, 2014: Cumulus Media Inc. (NASDAQ: CMLS) (the “Company,” “we,” “us,” or “our”) today announced certain operating results for the three months and year ended December 31, 2013.  The Company also filed with the Securities and Exchange Commission on a Current Report on Form 8-K/A, unaudited pro forma condensed combined financial statements as of and for the nine months ended September 30, 2013 and for the year ended December 31, 2012 to reflect the financial impact of its December 12, 2013 acquisition of WestwoodOne, Inc. (the "WestwoodOne Acquisition") and the November 14, 2013: (i) sale to Townsquare Media, LLC (“Townsquare”) of 53 radio stations in 12 small and mid-sized markets; and (ii) swap of 15 radio stations in two small and mid-sized markets with Townsquare in exchange for five radio stations in Fresno, California (together, the “2013 Townsquare Transaction”).

Lew Dickey, Chairman & CEO stated: "Strong execution, along with continued traction in our key growth initiatives, resulted in pro forma revenue up 1% and Adjusted EBITDA up 6%.  In spite of tough political comps, this marked our third consecutive quarter of top and bottom line growth."

Operating highlights are as follows (in thousands, except percentages) (footnotes follow):

	As Reported			As Reported
	Three months ended December 31,			Year ended December 31,
	2013	2012	% Change	2013	2012	% Change
Net revenues	$275,458	$263,608	4.5%	$1,026,138	$1,002,272	2.4%
Adjusted EBITDA (1)	$83,928	$96,075	(12.6)%	$330,018	$358,054	(7.8)%

	Pro Forma (2)			Pro Forma (2)
	Three months ended December 31,			Year ended December 31,
	2013	2012	% Change	2013	2012	% Change
Net revenues	$328,264	$325,585	0.8%	$1,245,715	$1,263,188	(1.4)%
Adjusted EBITDA (1)	$96,262	$91,114	5.7%	$363,357	$382,095	(4.9)%

	As Reported
	As of December 31,
	2013	2012	% Change
Cash and cash equivalents	$36,938	$88,050	(58.0)%

Term loans	$2,025,000	$2,111,687	(4.1)%
7.75% Senior Notes	610,000	610,000	—%
Secured loan	25,000	—	N/A
Total debt	$2,660,000	$2,721,687	(2.3)%

Total common stock and warrants outstanding	234,479,385	215,460,093

(1)
Adjusted EBITDA is not a financial measure calculated or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For additional information, see “Non-GAAP

Financial Measure and Definition” and “Reconciliation of Non-GAAP Financial Measure to a Comparable GAAP Measure” included herein.

(2)
Pro forma financial information is provided for informational purposes only and should not be considered indicative of Cumulus' actual historical financial position or results of operations had either of the WestwoodOne Acquisition or the 2013 Townsquare transaction occurred as of any of the dates indicated or any other date. The pro forma financial information should also not be considered representative of Cumulus' future financial condition or results of operations. In addition, results of operations for the Bloomington and Peoria stations acquired in the July 2012 Townsquare Asset Exchange are also included for the full year in the 2012 pro forma financial information.

The Company remains in the process of finalizing its audit of its financial statements for the year ended December 31, 2013. The Company has prepared, and is presenting, the financial information set forth in this release based upon our internal reporting for the quarter and year ended December 31, 2013.

The financial information included in this press release has been prepared by and, is the responsibility of, Cumulus’ management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled or performed any procedures with respect to the accompanying financial information. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

The Company's complete financial details for the fourth quarter and audited full year 2013 will be contained in its Annual Report on Form 10-K to be filed with the Securities and Exchange Commission (the "SEC") on or before March 17, 2014.

Three Months Ended December 31, 2013 Compared to Three Months Ended December 31, 2012

Net Revenues
Net revenues for the three months ended December 31, 2013 increased $11.9 million, or 4.5%, to $275.5 million, compared to $263.6 million for the three months ended December 31, 2012. This increase was primarily attributable to a $10.1 million increase in revenue due to the December 2013 acquisition of WestwoodOne and a $1.6 million increase attributable to the 5 stations the Company acquired in the Fresno market in November 2013 as part of the 2013 Townsquare Transaction. A decrease in political revenue was offset by other increases in local and national advertising revenue.

Direct Operating Expenses, Excluding Depreciation and Amortization
Direct operating expenses for the three months ended December 31, 2013 increased $17.9 million, or 10.7%, to $185.9 million, compared to $168.0 million for the three months ended December 31, 2012. The increase was primarily attributable to $7.9 million of ongoing investments in national content initiatives and our sales infrastructure, a $9.0 million increase due to the December 2013 acquisition of WestwoodOne, and a $1.0 million increase attributable to the 5 stations the Company acquired in the Fresno market in November 2013 as part of the 2013 Townsquare Transaction.

Corporate, General and Administrative Expenses, Including Stock-based Compensation Expense
Corporate, general and administrative expenses, including stock-based compensation expense, for the three months ended December 31, 2013 increased $7.4 million, or 67.2%, to $18.4 million, compared to $11.0 million for the three months ended December 31, 2012. This increase was primarily due to a $4.1 million increase in overhead costs, a $2.3 million increase in compensation and a $1.0 million increase in franchise and state taxes.

Capital Expenditures
Capital expenditures for the three months ended December 31, 2013 totaled $3.0 million, which represented routine capital expenditures required for the maintenance of the Company’s technical facilities. Capital expenditures during the three months ended December 31, 2012 were $2.0 million.

Year Ended December 31, 2013 Compared to Year Ended December 31, 2012

Net Revenues
Net revenues for the year ended December 31, 2013 increased $23.8 million, or 2.4%, to $1,026.1 million, compared to $1,002.3 million for the year ended December 31, 2012. This increase was attributable to a $11.5 million increase in local spot advertising revenue, an increase of $15.5 million in national advertising and live event revenue, a $10.1 million increase in revenue due to the December 2013 acquisition of WestwoodOne, a $1.6 million increase attributable to the 5 stations the Company acquired in the Fresno market in November 2013 from Townsquare and a $5.9 million increase attributable to the addition of stations in the Bloomington and Peoria markets which we acquired in July 2012, partially offset by a decrease of $20.8 million in cyclical political revenue.

Direct Operating Expenses, Excluding Depreciation and Amortization
Direct operating expenses for the year ended December 31, 2013 increased $45.4 million, or 7.3%, to $668.3 million, compared to $622.9 million for the year ended December 31, 2012. The increase was primarily attributable to a $31.3 million increase in our national content initiatives, as well as ongoing investments in our sales infrastructure, a $9.0 million increase due to the December 2013 acquisition of WestwoodOne, a $1.0 million increase attributable to the 5 stations the Company acquired in the Fresno market in November 2013 and a $4.1 million increase in expenses due to the addition of the stations in the Bloomington and Peoria markets we acquired from Townsquare in July 2012.

Corporate, General and Administrative Expenses, Including Stock-based Compensation Expense
Corporate, general and administrative expenses, including stock-based compensation expense, for the year ended December 31, 2013 decreased $5.5 million, or 10.6%, to $51.9 million, compared to $57.4 million for the year ended December 31, 2012. The decrease was primarily due to a $8.0 million decrease in stock-based compensation expense, partially offset by a $2.5 million net increase in various other corporate expenses, including acquisition costs.

Capital Expenditures
Capital expenditures for the year ended December 31, 2013 totaled $11.5 million, which represented routine capital investments in the Company’s technical facilities. Capital expenditures during the year ended December 31, 2012 were $6.6 million.

Earnings Call Information
Cumulus Media Inc. will host a teleconference today at 11:00 AM EST to discuss certain fourth quarter and full year 2013 operating results. The conference call dial-in number for domestic callers is 877-830-7699. International callers should dial 660-422-3366 for conference call access.

Please call five to ten minutes in advance to ensure that you are connected prior to the presentation. The call also may be accessed via webcast at www.cumulus.com.

Following completion of the call, a replay can be accessed until 12:00 AM Eastern Time, April 18, 2014. Domestic callers can access the replay by dialing 855-859-2056, replay code #64011198. International callers should dial 404-537-3406 for conference replay access.

Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to certain historical and our future operating, financial, and strategic performance. Any such forward-looking statements are not guarantees of future performance and may involve risks and uncertainties. Actual results may differ from those contained in or implied by the forward-looking statements as a result of various factors, including, but not limited to, our ongoing review of results for the quarter and full year 2013 and the subsequent occurrence or identification of events related to the finalization of our results for the periods, risks and uncertainties relating to the need for additional funds to service our debt and to execute our business strategy, our inability to renew one or more of our broadcast licenses, changes in interest rates, the timing, our ability to complete any pending acquisitions or dispositions, costs and synergies resulting from the integration of any completed acquisitions, our ability to effectively manage costs, our ability to manage rapid growth, the popularity of radio as a broadcasting and advertising medium, changing consumer tastes, the impact of general economic conditions in the United States or in specific markets in which we currently do business, industry conditions, including existing competition and future competitive technologies and cancellation, disruptions or postponements of advertising schedules in response to national or world events, our ability to generate revenues from new sources, including local commerce and technology-based initiatives and other risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2013 (the “2013 Form 10-K”) and subsequently filed Forms 10-Q. Many of these risks and uncertainties are beyond our control, and the unexpected occurrence or failure to occur of any such events or matters could significantly alter our actual results of operations or financial condition. Cumulus Media Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

About Cumulus Media Inc.
Cumulus Media (CMLS) combines high-quality local programming with iconic, nationally syndicated media, sports and entertainment brands in order to deliver choices for listeners and advertisers and create opportunities for shareholders. As the largest pure-play radio company, Cumulus' exclusive audio content is fully distributed through approximately 460 owned and operated stations in 89 U.S. media markets, over 10,000 broadcast radio affiliates and through numerous digital channels, including a national streaming/mobile platform and partnership with digital audio provider, Rdio. For more information, visit www.cumulus.com.

For further information, please contact:
Cumulus Media Inc.
J.P. Hannan
Senior Vice President, Treasurer and Chief Financial Officer
404-260-6600
jp.hannan@cumulus.com

CUMULUS MEDIA INC.
Unaudited Condensed Consolidated Statements of Operations (1)
(Dollars in thousands, except per share data)

	As Reported		As Reported
	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net revenues	$275,458	$263,608	$1,026,138	$1,002,272
Operating expenses:
Direct operating expenses (excluding depreciation, amortization and LMA fees)	185,910	167,972	668,252	622,884
Depreciation and amortization	29,698	34,179	112,511	135,575
LMA fees	1,423	883	3,716	3,465
Corporate, general and administrative expenses (including stock-based compensation expense of $3,411, $3,108, $10,804 and $18,779, respectively)	18,416	10,968	51,933	57,438
Gain on sale of stations	(23)	—	(3,685)	—
Gain on derivative instrument	—	(638)	(2,672)	(12)
Impairment of intangible assets	—	113,550	—	125,985
Total operating expenses	235,424	326,914	830,055	945,335
Operating income (loss)	$40,034	$(63,306)	$196,083	$56,937

	Pro Forma		Pro Forma
	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net revenues	$328,264	$325,585	$1,245,715	$1,263,188
Operating expenses:
Direct operating expenses (excluding depreciation, amortization and LMA fees)	230,363	230,197	852,904	850,873
Depreciation and amortization	34,060	39,481	132,881	157,023
LMA fees	1,423	883	3,716	3,465
Corporate, general and administrative expenses (including stock-based compensation expense of $3,766, $4,752, $15,560 and $25,376, respectively)	14,790	18,120	61,240	86,190
Gain on sale of stations	(23)	—	(3,685)	—
Gain on derivative instrument	—	(638)	(2,672)	(12)
Impairment of intangible assets	—	138,526	—	218,179
Total operating expenses	280,613	426,569	1,044,384	1,315,718
Operating income (loss)	$47,651	$(100,984)	$201,331	$(52,530)

(1)
Statement of operations through operating income (loss) has been shown in this release. The impact of the discontinued operations, including any gain, related to the 2013 Townsquare Transaction, other income (expense), interest expense and provision for income taxes has been excluded.

Non-GAAP Financial Measure and Definition
We utilize certain financial measures that are not prepared or calculated in accordance with GAAP to assess our financial performance and profitability. The non-GAAP financial measure used in this release is Adjusted EBITDA.

We define Adjusted EBITDA as operating income (loss) before any non-operating expenses, including depreciation and amortization, stock-based compensation expense, gain or loss on exchange or sale of assets or stations (if any), gain or loss on derivative instruments (if any), impairment of intangible assets and goodwill (if any), local marketing agreement (“LMA”) fees, acquisition-related and restructuring costs (if any) and franchise taxes.

Adjusted EBITDA is the financial metric utilized by management to analyze the cash flow generated by our business. This measure isolates the amount of income generated by our radio stations after the incurrence of corporate, general and administrative expenses. Management also uses this measure to determine the contribution of our radio station portfolio, including the corporate resources employed to manage the portfolio, to the funding of our other operating expenses and to the funding of debt service and acquisitions. In addition, Adjusted EBITDA is a key metric for purposes of calculating and determining our compliance with certain covenants contained in our first lien credit facility.

In deriving this measure, management excludes depreciation, amortization, and stock-based compensation expense, as these do not represent cash payments for activities directly related to the operation of the radio stations. In addition, we exclude LMA fees from our calculation of Adjusted EBITDA, even though these items require a cash settlement, because they are excluded from the definition of Adjusted EBITDA contained in our first lien credit facility. Management excludes any gain or loss on the exchange or sale of assets or radio stations as they do not represent a cash transaction. Management also excludes any gain or loss on derivative instruments as they do not represent a cash transaction nor are they associated with radio station operations. Expenses relating to acquisitions and restructuring costs are also excluded from the calculation of Adjusted EBITDA as they are not directly related to the operation of radio stations. Management excludes any impairment of goodwill and intangible assets as they do not require a cash outlay.

Management believes that Adjusted EBITDA, although not a measure that is calculated in accordance with GAAP, nevertheless is commonly employed by the investment community as a measure for determining the market value of a radio company. Management has also observed that Adjusted EBITDA is routinely employed to evaluate and negotiate the potential purchase price for radio broadcasting companies and is a key metric for purposes of calculating and determining compliance with certain covenants in our first lien credit facility. Given the relevance to our overall value, management believes that investors consider the metric to be extremely useful.

Adjusted EBITDA should not be considered in isolation of, or as a substitute for, net income, operating income, cash flows from operating activities or any other measure for determining our operating performance or liquidity that is calculated in accordance with GAAP.

A quantitative reconciliation of Adjusted EBITDA to operating income, a comparable financial measure calculated and presented in accordance with GAAP, is provided below.

Reconciliation of Non-GAAP Financial Measure to a Comparable GAAP Measure
The following table reconciles operating income (loss), a comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for the three months and years ended December 31, 2013 and 2012 on an as reported and pro forma basis (dollars in thousands):

	As Reported		As Reported
	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Operating income (loss)	$40,034	$(63,306)	$196,083	$56,937
LMA fees	1,423	883	3,716	3,465
Depreciation and amortization	29,698	34,179	112,511	135,575
Stock-based compensation expense	3,411	3,108	10,804	18,779
Gain on sale of stations	(23)	—	(3,685)	—
Gain on derivative instrument	—	(638)	(2,672)	(12)
Impairment of intangible assets	—	113,550	—	125,985
Acquisition-related and restructuring costs	8,772	8,795	12,122	16,989
Franchise and state taxes	613	(496)	1,139	336
Adjusted EBITDA	$83,928	$96,075	$330,018	$358,054

	Pro Forma		Pro Forma
	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Operating income (loss)	$47,651	$(100,984)	$201,331	$(52,530)
LMA fees	1,423	883	3,716	3,465
Depreciation and amortization	34,060	39,481	132,881	157,023
Stock-based compensation expense	3,766	4,752	15,560	25,376
Gain on sale of stations	(23)	—	(3,685)	—
Gain on derivative instrument	—	(638)	(2,672)	(12)
Impairment of intangible assets	—	138,526	—	218,179
Acquisition-related and restructuring costs	8,772	9,590	15,087	30,258
Franchise and state taxes	613	(496)	1,139	336
Adjusted EBITDA	$96,262	$91,114	$363,357	$382,095